UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

February 18, 2022
Date of Report (date of earliest event reported)

Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 300
San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 204-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 18, 2022, the Compensation Committee (“Compensation Committee”) of the board of directors of Upstart Holdings, Inc. (“Upstart”), after extensive consultation with its independent compensation consultants, approved the grant of a performance-based restricted stock unit (“Performance Award”) under our 2020 Equity Incentive Plan to Paul Gu, our co-founder, Senior Vice President, Product and Data Science and a member of our board of directors. The Performance Award is intended to be Mr. Gu’s primary compensation for the next seven years and his cash compensation will be limited to the amount necessary to allow him to participate in the broad-based employee benefits generally applicable at Upstart.

The Compensation Committee and board of directors believe that the next seven years are very important to the further development of Upstart and the delivery of value to stockholders. Mr. Gu led the development and building of the automated loan flows and artificial intelligence models that provide us a competitive advantage and currently leads the product and data science teams that continue to develop more accurate AI models and the automation of our processes. His leadership in these key functional areas makes it critical to retain and provide further incentive to Mr. Gu for the next phase of Upstart’s lifecycle so that we can continue to deliver stockholder value.

Because of this, the vesting of the Performance Award is heavily weighted toward being earned at higher stock prices (only 21.4% of the Performance Award can be earned if Upstart’s stock price does not reach $347, 2.40x the reference price used to set the targets) and the Performance Award will fully vest as to 687,500 shares only if Upstart’s stock price reaches $616 for a 60 consecutive trading day period (approximately 4.25x the reference price used to set the targets) and certain service conditions are met over a 7-year period.

A summary of the Performance Award is below and is qualified in its entirety by reference to the full text of the Performance Award agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

General Structure

Other than as set forth below in the “Protections” section, Mr. Gu will vest in the Performance Award only if he is employed on a full-time basis through January 1, 2029 (the “Final Measurement Date”) and only to the extent that the company stock price targets in the table below are met. The first time that performance will be measured is on January 1, 2027 and achievement will be determined based on the average closing price of Upstart’s stock on the 60 consecutive trading days ending immediately prior to that date. If any company stock price target is met at that time, 40% of the cumulative RSUs possible for such company stock price target will vest on that date. One year later on January 1, 2028, the same procedure will be followed and if any higher company stock price target is met up to 80% of the cumulative RSUs possible for such company stock price target, less any RSUs that previously vested, will vest. On the Final Measurement Date, the same procedure will be followed and the cumulative RSUs possible for the highest company stock price target met at such time, less any RSUs that previously vested, will vest.

Tranche	Company Stock Price Target	Increase from Reference Price	Increase from Prior Tranche	Number of RSUs	Cumulative RSUs Possible
1	$ 166	14.7%	n/a	29,399	29,399
2	$ 190	31.3%	16.6%	29,399	58,798
3	$ 218	50.7%	19.4%	29,399	88,197
4	$ 248	71.4%	20.7%	29,399	117,596
5	$ 282	94.9%	23.5%	29,399	146,995

6	$ 347	139.8%	44.9%	135,127	282,122
7	$ 421	191.0%	51.1%	135,126	417,248
8	$ 509	251.8%	60.8%	135,126	552,374
9	$ 616	325.8%	74.0%	135,126	687,500

The ability to vest only in up to 40% of the cumulative RSUs possible after 5 years and only up to 80% of the cumulative RSUs possible after 6 years was intentionally structured to ensure that sustained long-term stock price performance has to be achieved. The 40% and 80% limitations do not apply in the case of a change in control prior to the Final Measurement Date. In the case of such a change in control, the per share price paid for Upstart’s common stock in the transaction will be compared to the company stock price targets in the table above and the cumulative RSUs possible for the highest company stock price target met at such time, less any RSUs that previously vested, will vest.

Protections

If Mr. Gu’s full-time employment with Upstart is terminated prior to the Final Measurement Date as a result of his death, disability, or a constructive termination (as such terms are defined in the Performance Award agreement), the date of such termination will be a special achievement measurement date and the average closing price of Upstart’s stock on the 60 consecutive trading days ending immediately prior to that date will be compared to the company stock price targets in the table and the cumulative RSUs possible for such target will be prorated based on the number of complete calendar quarters between January 1, 2022 and the first anniversary of the termination date, as compared to 28 (but no more than 100%). The result of that pro-ration will be limited to 275,000 RSUs for terminations prior to January 1, 2027 and limited to 550,000 RSU for terminations between December 31, 2026 and January 1, 2028, with the resulting number RSUs vesting.

Other Employment Provisions

Effective March 1, 2022, Mr. Gu’s cash compensation will be decreased to the level necessary to enable him to continue to participate in the broad-based employee benefit plans applicable to all Upstart employees. Additionally, if he is entitled to benefits under Upstart’s Executive Change in Control and Severance Policy, his cash severance under that policy will be based on his cash compensation prior to this reduction. The Compensation Committee reserves the right to make further changes to his future compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Performance Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: February 23, 2022	By:	/s/ Alison Nicoll
Alison Nicoll
General Counsel